Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

212-735-3000

May 5, 2009

Visa Inc.

P.O. Box 8999

San Francisco, California 94128-8999

RE:	Visa Inc.;
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Visa Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company: (i) shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock” and, together with the Class A Common Stock, the “Capital Stock”); (iii) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”); (iv) debt securities (the “Debt Securities”) consisting of debentures, notes and/or other unsecured evidences of indebtedness, including senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”); (v) warrants to purchase Class A Common Stock, Preferred Stock, Debt Securities of one or more series, securities of third parties or other rights (the “Warrants”); and (vi) such indeterminate amount and

Visa Inc.

May 5, 2009

number of each class or series of the Class A Common Stock and Preferred Stock as may be issued upon conversion or exercise, as applicable, of any shares of such Capital Stock that provide for such conversion or exercise (the “Indeterminate Securities” and, together with the Warrants, Capital Stock, Depositary Shares and Debt Securities, the “Offered Securities”), for unspecified aggregate proceeds. The Depository Shares may be evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements (each, a “Depositary”). Debt Securities may be issued in one or more series under the indenture proposed to be entered into between the Company and a trustee that has been or will be appointed prior to the issuance of the Debt Securities (the “Trustee”), the form of which is being filed as an exhibit to the Registration Statement (the “Indenture”). The Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), proposed to be entered into with one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	a specimen certificate representing the Class A Common Stock;

(iii)	the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, and certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(iv)	the Amended and Restated By-Laws of the Company, as amended to date hereof and currently in effect, certified by the Secretary of the Company, (the “By-Laws”);

(v)	the form of Indenture being filed as an exhibit to the Registration Statement;

(vi)	a certificate, dated as of May 5, 2009, from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company; and

Visa Inc.

May 5, 2009

(vii)	certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the issuance and sale of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Indenture and any supplemental indenture, officers’ certificates or board resolution thereto establishing the terms of any Debt Securities and each Deposit Agreement and Warrant Agreement will be duly authorized, executed and delivered by the applicable Trustee, Depositary and Warrant Agent, as the case may be, and in the case of the Indenture, in substantially the form reviewed by us, and that each Debt Security, Receipt or Warrant that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Depositary or Warrant Agent, as the case may be. We have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Warrants, the Deposit Agreements and the Receipts, that such choice in each case is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the General Corporate Law of the State of Delaware (“DGCL”) and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations,

Visa Inc.

May 5, 2009

validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made independent investigation, that such laws do not affect any of the opinions set forth herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.        With respect to any shares of Class A Common Stock to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Class A Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Class A Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Class A Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Class A Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Class A Common Stock, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Class A Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) certificates in the form required under DGCL representing the Offered Class A Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Class A Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and

Visa Inc.

May 5, 2009

binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share of Class A Common Stock.

2.        With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock, the consideration to be received therefor and related matters, including the adoption of a certificate of designation for the Offered Preferred Stock in accordance with the applicable provisions of the State of Delaware (the “Certificate of Designation”), (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under DGCL representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share of Preferred Stock.

3.        With respect to any Depositary Shares to be offered by the Company, pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an

Visa Inc.

May 5, 2009

appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, including the adoption of a certificate of designation for such related series of Preferred Stock in the form required by applicable law, the consideration to be received therefor and related matters, (v) such certificate of designation has been duly filed with the Secretary of State of the State of Delaware, (vi) the terms of the Offered Depositary Shares and related Receipts and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the applicable Deposit Agreement has been duly executed and delivered, (viii) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Deposit Agreement, (ix) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the Depositary for deposit in accordance with the Deposit Agreement, and (x) the Receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, and the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of

Visa Inc.

May 5, 2009

whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4.        With respect to any series of Debt Securities offered by the Company, pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters, (v) the Indenture and any supplemental indenture, officers’ certificate or board resolution in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether

Visa Inc.

May 5, 2009

enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Security which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than the United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

5.        With respect to any series of Warrants to be offered by the Company, pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters, (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to

Visa Inc.

May 5, 2009

the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate,

Meagher & Flom LLP